Exhibit 10.10

LEASE AGREEMENT

BETWEEN

TIMP CAMPUS LLC,
a Wyoming limited liability company

AS LANDLORD,

AND

QUALTRICS, LLC,
a Delaware limited liability company

AS TENANT

THIS IS A LEGAL AND BINDING CONTRACT. BEFORE SIGNING, READ THE ENTIRE DOCUMENT, INCLUDING THE GENERAL PRINTED PROVISIONS AND ATTACHMENTS. IF YOU HAVE ANY QUESTIONS, CONSULT YOUR ATTORNEY AND/OR ACCOUNTANT

SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS
THIS SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("Summary") is hereby incorporated into and made a part of the attached Lease Agreement which pertains to the Land and Building described in Paragraphs 5 and 6 of this Summary. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between the Summary and the Lease, the provisions of the Lease shall control.

1.	LANDLORD	Timp Campus LLC, a Wyoming limited liability company

2.	LANDLORD ADDRESS:	Timp Campus LLC

3.	TENANT:	Qualtrics, LLC, a Delaware limited liability company

4.	TENANT ADDRESS:	333 W River Park Dr Provo, Utah 84604 Attn: Legal Department
5.LAND: That certain real property located in Utah County, State of Utah and more particularly described as follows: Lot 1, Plat A, Morinda Subdivision, Utah County, Serial No. 46:607:0001, consisting of approximately 17.18 acres.
6.BUILDING: An approximately 173,266 square foot office building constructed on the Land, the street address of which is 333 West River Park Drive, Provo, Utah.
7.IMPROVEMENTS: The Building and such other improvements as are affixed either to the Building or to the Land, including without limitation a downstairs storage space and data center and below-grade parking structure and server areas, all together containing approximately 211,824 gross square feet.
8.PREMISES: The Land and the Improvements (including the Building).

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9.TERM: Unless extended or earlier terminated pursuant to the terms of this Lease, twelve (12) years with three (3) options for Tenant to extend the Term for a period of five (5) years each (as modified by extensions, early termination, or otherwise, the “Term”).
10.COMMENCEMENT DATE: October 15, 2018.
11.MONTHLY BASE RENT: The initial Monthly Base Rent will be $280,000.00 per month, subject to increase in accordance with the provisions of Section 5.06.
12.PREPAID RENT; SECURITY DEPOSIT: Prepaid Rent: $0.00; Security Deposit: $280,000.00.
13.PERMITTED USE: Executive and general office space (including without limitation, uses relating to technology and financial services), and ancillary uses thereto, including, but not limited to, storage, retail, data center, entertainment, company parties and events, and any related or ancillary uses).
14.BROKERS: None.
15.GUARANTOR: Qualtrics International Inc., a Delaware corporation (See Exhibit A attached hereto and made a part hereof)
16.INTEREST RATE: The lesser of: (a) the prime rate announced from time to time by Wells Fargo Bank, N.A. plus ten percent (10%); or, if Wells Fargo Bank, N.A. ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in Utah, as its "prime rate" or "reference rate", plus ten percent (10%); or (b) the maximum rate permitted by law.
17.LEGAL REQUIREMENTS shall mean any and all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of, and agreements with, all governments and governmental departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, including, without limitation, any Environmental Law, which now or at any time hereafter may be applicable to the Premises or any part thereof.

Landlord's Initials	Tenant's Initials

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LEASE AGREEMENT
THIS LEASE AGREEMENT (referred to herein as the “Lease”), which includes the preceding Summary of Basic Lease Information and Definitions (the “Summary”) attached hereto and incorporated herein by this reference (the “Lease”) is made as of __________________, by and between, TIMP CAMPUS, LLC, a Wyoming limited liability company (the “Landlord”), and QUALTRICS, LLC, a Delaware limited liability company (hereinafter the ‘Tenant”).
W I T N E S S E T H:
In consideration of the rents, covenants and agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:
ARTICLE 1 PREMISES
Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Paragraph 8 of the Summary above. The Premises shall have the approximate square footage set forth in Paragraphs 5 to 7 of the Summary; provided, however, that Landlord makes no representation or warranty concerning the size or dimensions of the Premises and Tenant acknowledges and agrees that it has inspected the Premises to confirm that size and dimensions of the Premises is sufficient for Tenant’s anticipated use as provided herein. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease. During the Term, Tenant shall have the exclusive right to use and occupy the Premises and all parts thereof and Landlord shall not permit any other person to use or occupy the Premises, or any part thereof, without the prior written consent of Tenant, in Tenant’s sole discretion.
ARTICLE 2 AGREEMENTS AFFECTING THE PREMISES
Section 2.01    Underlying Agreements. As between Landlord and Tenant and notwithstanding any other provision in this Lease, Tenant hereby agrees to be bound by the documents and agreements of record with respect to the Premises, as listed in Exhibit B attached hereto. It is expressly agreed that Tenant shall not use or occupy the Premises in a manner contrary to or inconsistent with any of the provisions of any agreements of record.
Section 2.02    Future Agreements. Subject to Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, during the Term, Landlord shall have the right to grant easements on, over, under and above the Premises, so long as they do not materially impair Tenant’s use or enjoyment of the Premises. Tenant expressly acknowledges and agrees that Landlord may, subject to Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, record or establish (or both) the following (collectively, the “Governing Documents”): a plat or plats; a declaration of covenants, conditions and restrictions and rules and regulations; and an association, all for the governance of the Premises. Tenant agrees that the terms of the Governing Documents may contain such terms as Landlord reasonably deems advisable, so long as such terms do not materially impair Tenant’s use or enjoyment of the Premises. Tenant agrees that should any Governing Documents be applicable to the Premises, Tenant will conduct itself in accordance with such Governing Documents.
ARTICLE 3 TERM
The Term of this Lease shall be for the period designated in Paragraph 9 of the Summary commencing on the Commencement Date and ending on the expiration of such period, unless the Term is sooner terminated as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the term of this Lease and first Lease Year (as hereafter defined) will be measured from the first day of the month following the month in which the Commencement Date occurs. Tenant shall have the right, in Tenant’s sole and absolute discretion, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period at the time of exercise, to extend the Term of this Lease for up to three (3) additional periods of five (5) years each by providing written notice of such extension to Landlord on or before the date that is one hundred eighty (180) days prior to the expiration of the Term (as so extended), subject to additional extension rights set forth in ARTICLE 24 herein. As used herein, “Lease Year” shall mean each twelve (12) month period of this Lease, commencing upon the Commencement Date if the Commencement Date falls on the first day of a calendar month, or, if the Commencement Date falls on any day other than the first day of a calendar month, the first day of the first calendar month following the Commencement Date.
ARTICLE 4 USE
Section 4.01     Permitted Use. Tenant shall use the Premises solely for the Permitted Use specified in Paragraph 13 of the Summary in strict compliance with this Lease and such other reasonable rules and regulations as Landlord may adopt from time to time and in accordance with all other Legal Requirements and for no other purpose. Tenant shall not use or occupy the Premises for any other use or purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall obtain, at its sole cost and expense, all necessary permits, authorizations and approvals which may be required of any governmental entity for Tenant’s intended use.
Section 4.02    Landlord Representations. Landlord represents that, as of the Commencement Date, the Premises (a) is zoned for the Permitted Use, and (b) complies with all applicable Legal Requirements, including, but not limited to, the Americans With Disabilities Act (ADA).
Section 4.03     Prohibited Uses. Tenant will not (a) use, occupy or permit the use or occupancy of the Premises for any purpose or in any manner which is or may be, directly or indirectly, improper, immoral, unlawful or objectionable purpose, or violative of any Legal Requirement or a public or private nuisance, (b) keep or permit to be kept any substance in, or conduct or permit to be conducted any operation from, the Premises which might emit offensive odors or conditions, or make undue noise or create undue vibrations, (c) commit or permit to remain any waste to Premises, (d) install or permit to remain any improvements to the Premises (other than window coverings which have first been approved in writing by Landlord) which exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the

Building, or affect the structural integrity of the Building in any way, (e) commit or permit to be committed any action or circumstance in or about the Building which, directly or indirectly, would justify any insurance carrier in canceling or increasing the premium on the fire, extended coverage insurance policy or any other insurance policy maintained on the Building or contents, or (f) any use which conflicts with that certain Master Declaration of Protective Covenants, Conditions and Restrictions for Riverwoods Research and Business Park recorded in the office of the County Recorder of Utah County, State of Utah on October 24, 1991, as Entry No. 42273, in Book 2847, at pages 618, set seq., as amended as of the Commencement Date. Tenant shall not install, maintain or use an underground storage tank. Tenant will be permitted to host its company parties and events at the Premises, which may include fireworks displays, carnival rides, and other activities of a similar nature, which activities may be subject to obtaining approvals or permits from the appropriate governing authority; provided that Tenant will maintain insurance policies sufficient to cover the activities at such parties and events and will name Landlord as an additional insured thereon. Subject to Section 6.01 below, Tenant shall, at its sole cost and expense, promptly comply with all Legal Requirements (and shall so cause the Premises and the business conducted thereon to comply) and requirements of any board of fire underwriters or other similar body now or hereafter constituted in relation to or affecting the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Legal Requirements shall be conclusive of the fact as between Landlord and Tenant. Tenant shall promptly submit to Landlord copies of all documents, including reports, submissions, notices, orders, directives, findings and correspondence made by Tenant to any person or governmental authority, or given by any governmental authority or person to Tenant pursuant to Environmental Law. If any governmental authority requires any repairs, improvements or alterations to be made to the Premises during the Term, Tenant shall, subject to Section 6.01 below, make and pay for such repairs, improvements and alterations. To the extent such repairs, improvements and alterations require preparation of plans and specifications, such plans and specifications shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and such repairs, improvements and alterations shall be completed in accordance with the plans and specifications.
Section 4.04    Hazardous Substances. During the Term, Tenant shall: (i) at all times comply with any “Environmental Law” (as defined below in Section 4.05) governing the Premises or the use thereof by Tenant, (ii) not use, store, generate, treat, transport, or dispose of, or permit any of Tenant's concessionaires, licensees, employees, agents, contractors, or invitees to use, store, generate, treat, transport, or dispose of, any “Hazardous Substance” (as defined below in Section 4.05) on the Premises without first obtaining Landlord's written approval, provided, however, Tenant may use, without Landlord’s consent, materials such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises provided that such materials are used, stored and disposed of by Tenant strictly in accordance with applicable Environmental Law, (iii) promptly and completely respond to and cleanup any release or presence of any Hazardous Substances upon the Premises that is caused by Tenant or Tenant’s agents, employees, contractors or invitees, and shall pay all costs incurred by Landlord as a result of any such release or presence, including, without limitation the costs of any “Environmental Cleanup Work” (as defined below in Section 4.05) and the preparation of any closure or other required plans (all of the foregoing of Tenant under this Section are hereinafter collectively “Tenant's Environmental Obligations”). EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY OF LANDLORD’S CONCESSIONAIRES, LICENSEES, AGENTS, EMPLOYEES, CONTRACTORS, OR INVITEES, TENANT HEREBY RELEASES, INDEMNIFIES, HOLDS HARMLESS AND AGREES TO DEFEND LANDLORD, AND ITS AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES AND AGENTS, FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL FORESEEABLE CONSEQUENTIAL DAMAGES BUT EXCLUDING ANY UNFORESEEABLE CONSEQUENTIAL DAMAGES), FINES, JUDGMENTS, PENALTIES, COSTS, LIABILITIES, LOSSES OR EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND REASONABLE INVESTIGATIVE AND DISCOVERY COSTS) ARISING DURING OR AFTER THE TERM OF THIS LEASE ON ACCOUNT OF OR ARISING FROM: (A) THE VIOLATION OF ANY ENVIRONMENTAL LAWS BY TENANT OR TENANT’S AGENTS DURING THE TERM; (B) THE PRESENCE, USE, GENERATION, STORAGE, REMEDIATION, DISPOSAL OR RELEASE OF HAZARDOUS SUBSTANCE IN, ON, UNDER, OR ABOVE THE PREMISES ATTRIBUTABLE TO THE ACTS OR OMISSIONS OF TENANT OR TENANT’S AGENTS DURING THE TERM; (C) ANY BREACH OF THE REPRESENTATIONS AND WARRANTIES OF TENANT CONTAINED IN THIS SECTION 4.04 DURING THE TERM; AND (D) ANY VIOLATION OF THE OBLIGATIONS OF TENANT CONTAINED IN THIS SECTION 4.04 DURING THE TERM. WITHOUT LIMITATION OF THE FOREGOING, THE FOREGOING INDEMNIFICATION SHALL INCLUDE ANY AND ALL COSTS INCURRED DUE TO ANY INVESTIGATIONS OF THE PREMISES OR ANY CLEANUP, REMOVAL, REPAIR, REMEDIATION, DETOXIFICATION OR RESTORATION AND THE PREPARATION OF ANY CLOSURE OR OTHER PLANS REQUIRED OR PERMITTED BY ANY GOVERNMENTAL AUTHORITY, IN EACH CASE ARISING FROM ITEMS (A) THROUGH (D) ABOVE. Tenant shall promptly deliver to Landlord true and complete copies of any and all notices or correspondence or request from any governmental authority or third parties relating to the presence, release, use, storage, treatment, transportation, or disposal of Hazardous Substances, which notices, correspondence, or requests relate, in any way, to the Premises, or any part thereof. Tenant shall permit Landlord and Landlord's agents to enter into and upon the Premises, upon 24 hours’ written notice, at all reasonable times for the purpose of inspecting the Premises and verifying Tenant's compliance with these covenants. Notwithstanding the foregoing, Landlord (and not Tenant) shall be responsible for any Environmental Law violations, Hazardous Substances, or Environmental Cleanup Work resulting from conditions already present at the Premises as of the Commencement Date or that are caused by the acts or omissions of Landlord or Landlord’s agents, employees, contractors or invitees.
Section 4.05     Environmental Definitions. As used in this Lease, the terms “Environmental Cleanup Work” shall mean an obligation to perform work, cleanup, removal, repair, remediation, construction, alteration, demolition, renovation or installation in or in connection with the Premises in order to comply with any Environmental Law, “Environmental Law” shall mean any federal, state or local law, ordinance, regulation, order, permit, license, decree, common law or treaty now or hereafter in force regulating, relating to or imposing liability or standards concerning materials or substances known or suspected to be toxic or hazardous to health and safety, the environment or natural resources, or the use, generation, transport, treatment, removal, or recovery of Hazardous Substance (as hereafter defined), including building materials, and including, but not limited to, the following: the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), as amended, and all regulations promulgated thereunder; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended, and all regulations promulgated thereunder; the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), as amended, and all regulations promulgated thereunder; the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), as amended, and all regulations promulgated thereunder; the Clean Air Act (42 U.S.C. Section 7401, et seq.), as amended, and all regulations promulgated thereunder; the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), as amended, and all regulations promulgated thereunder; and the Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.), as amended, and all regulations promulgated thereunder, and “Hazardous Substance” shall mean (a) “hazardous waste”, “hazardous substance”, “hazardous materials,” “extremely hazardous waste,” “acutely hazardous wastes,” “restricted hazardous waste,” “toxic substances,” petroleum products (including crude oil or any fraction thereof) or any other chemical, substance or material which is prohibited, limited or regulated under any Environmental law, and any other hazardous, radioactive, reactive, flammable, infectious, solid wastes, toxic or dangerous substances or materials, or related materials, as defined in, regulated by, or which form the basis of liability now or hereafter under any Environmental Law; (b) asbestos, (c) polychlorinated biphenyls (PCBs); (d) petroleum products or materials; (e) underground storage tanks, whether empty or filled or partially filled with any substance; (f) flammable explosives, (g) any substance the presence of which on the Premises is or becomes prohibited by Environmental Law; (h) urea formaldehyde foam insulation; and (i) any substance which under Environmental Law requires special handling or notification in its use, collection, storage, treatment or disposal. “Release” means any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, presence, dumping, migrating on or from the Premises or adjacent property, or disposing of Hazardous Substance into the environment.
Section 4.06    Survival. Tenant’s representations, warranties, indemnifications and obligations under this Section shall survive the expiration or termination of this Lease.
ARTICLE 5 RENT
Section 5.01     Monthly Base Rent. Tenant agrees to pay Landlord, as basic rent for the Premises, the Monthly Base Rent in the amounts designated in Paragraph 11 of the Summary, as adjusted, from time to time, pursuant to Section 5.06.
Section 5.02    Additional Rent. Commencing on the date of this Lease, all amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to the Monthly Base Rent, including, but not limited to all sums owed by Tenant to Landlord or paid to third parties by Landlord on behalf of Tenant, together with every fine, penalty, interest and cost which may be added for non-payment or late payment, shall constitute “Additional Rent.” Any amounts paid by Landlord to third parties on behalf of Tenant pursuant to this Lease or to cure any default of Tenant hereunder, including without limitation, Additional Rent, shall bear interest at the Interest Rate from the date Landlord paid such amounts; and further provided, any such obligation of Tenant to pay shall continue to bear interest at the Interest Rate after any breach of this Lease. Additional Rent shall be paid directly to Landlord at the address specified herein, or at such other place as Landlord may designate in writing. If Tenant fails to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein and/or by applicable Law as in the case of non-payment of Rent.
Section 5.03     Payment of Rent. All “Rent” (including, but not limited to Monthly Base Rent and Additional Rent) shall be due in advance monthly installments on the first day of each calendar month during the Term. Rent shall be paid to Landlord at its address recited in Paragraph 2 of the Summary, or to such other person or at such other address as Landlord may from time to time designate in writing. Rent shall be paid without notice, demand, abatement, deduction or offset in legal tender of the United States of America. If the Term commences or ends on other than the first or the last day of a calendar month, the Rent for the partial month shall be prorated on the basis of the number of days during such month for which the Term was in effect.
Section 5.04     Delinquent Payments and Handling Charge. All Rent and other payments required of Tenant hereunder shall bear interest from five (5) business days after the date due until the date paid at the rate of interest specified in Paragraph 15 of the Summary. In no event, however, shall the charges permitted under this Section 5.04 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law. Tenant acknowledges that late payment by Tenant to Landlord of any amount due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by any encumbrancer covering the Premises. Therefore, if any amount due hereunder from Tenant is not received by Landlord within five (5) business days of when due, Tenant shall pay to Landlord, as a late charge, an additional sum of: (i) $2,500.00 for the first such instance of late payment, or (ii) five percent (5%) of the overdue amount for each instance of late payment thereafter. The Parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount nor prevent Landlord from exercising any of the other rights and remedies of Landlord under this Lease.
Section 5.05     Security Deposit. Concurrently with the commencement of this Lease, Tenant shall deposit with Landlord the Security Deposit (as defined in Paragraph 12 of the Summary) as security for the faithful performance by Tenant under this Lease. The Security Deposit shall be returned (without interest) to Tenant (or, at Landlord's option, to the last permitted assignee of Tenant's interest under this Lease) after the expiration of the Term, or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with ARTICLE 23 if, at such time, Tenant is not in default under this Lease beyond the expiration of applicable notice and cure periods. If Landlord's interest in this Lease is conveyed, transferred or assigned, Landlord shall transfer or credit the Security Deposit to Landlord's successor in interest, and Landlord shall thereafter be released from any liability for the return of the Security Deposit. Landlord may intermingle the Security Deposit with Landlord's own funds and shall not be deemed to be a trustee of the Security Deposit. If Tenant fails to timely pay or perform any obligation under this Lease, Landlord may, after the expiration of any applicable notice and cure periods but prior to, concurrently with or subsequent to exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage which Landlord may incur by reason of Tenant's failure, including any damage or deficiency in the reletting of the Premises. If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall within ten (10) days of receiving notice of such action deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount. Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of this Lease until Tenant has paid the full Tenant’s share of any Impositions or any other amounts payable by Tenant under this Lease. The Security Deposit is not a limitation on Landlord's damages or other rights under this Lease, a payment of liquidated damages or prepaid Rent, and shall not be applied by Tenant to the Rent for the last (or any) month of the Term, or to any other amount due under this Lease. If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such terminations shall immediately inure to the benefit of Landlord to the extent required to compensate Landlord for any unpaid rent or other costs and expenses incurred by Landlord in connection with this Lease as a result of such termination. In the event of bankruptcy or other debtor/creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.
Section 5.06    Monthly Base Rent Adjustment. On the first day of each Lease Year (after the first Lease Year), the Monthly Base Rent shall be adjusted to be equal to 102.75% of the Monthly Base Rent for the immediately preceding Lease Year calculated by multiplying the current Monthly Base Rent by 1.0275.
ARTICLE 6 UTILITIES
Section 6.01    Tenant’s Obligations. Commencing on Commencement Date, Tenant shall contract in its name and shall pay directly to the utility company, before delinquency, all utility deposits and fees including any present or future installation, hook-up and/or service charges, together with any taxes thereon, for water, electricity, sewage, gas, telephone and any other utility services supplied to the Premises. Tenant shall not install any equipment which will exceed or overload the capacity of existing utility facilities. If any equipment installed by Tenant (other than equipment installed at the time of construction of a New Improvement (as defined below), which shall be governed by ARTICLE 24) shall require additional utility facilities, Tenant shall first obtain Landlord’s written consent to such installation, which consent shall not be unreasonably withheld, conditioned or delayed, and such installation shall be at Tenant’s expense. Tenant shall be solely responsible to contract in its name and shall pay directly to the respective provider for telephone and internet service to the Premises. Except to the extent caused by the gross negligence or intentional misconduct of Landlord or any of Landlord’s agents, employees, contractors or invitees, Landlord shall not be liable for any interruption or failure in the supply of any utilities to the Premises

Section 6.02    Landlord’s Rights. If any utility charges are not paid when due (taking into account any express grace period), Landlord may pay the same and any amount so paid by Landlord shall be immediately due and owing from Tenant to Landlord as Additional Rent. In the event any utilities are furnished by Landlord, Tenant shall pay Landlord, upon demand, such utility amounts.
ARTICLE 7 CONDITION OF THE PREMISES
Section 7.01    Walk-through. Tenant will, on or before the Commencement Date, conduct with Landlord a walk-through of the Premises at a mutually agreed upon time. To the extent that Tenant observes any condition which does not substantially comply with the terms of this Lease, Tenant shall immediately notify Landlord of the same in writing.

Section 7.02    “AS IS” Condition. As of the Commencement Date, Tenant agrees that, to the best of Tenant’s knowledge, Landlord does not have any obligation to make any improvements to the Premises and Tenant accepts the Premises in their “As-Is” condition. Notwithstanding anything contained in this Section 7.02, Landlord acknowledges its ongoing obligations under this Lease, including Section 9.01; provided, however, Tenant acknowledges and agrees that to the best of Tenant’s knowledge, no such obligations of Landlord under Section 9.01 are due and owing as of the Commencement Date. EXCEPT AS EXPLICITLY PROVIDED FOR HEREIN, AS OF THE COMMENCEMENT DATE, TENANT SHALL BE DEEMED TO ACCEPT THE PREMISES WITHOUT WARRANTIES, EITHER EXPRESS OR IMPLIED. TENANT HEREBY WAIVES ANY AND ALL CLAIMS AGAINST LANDLORD ARISING FROM ANY BREACH OR DEFAULT BY LANDLORD’S PREDECESSOR-IN-INTEREST, WHETHER UNDER THEORIES OF SUCCESSOR LIABILITY OR OTHERWISE.
ARTICLE 8 OPERATION; REPORTING.
Section 8.01    Operation of Premises. Tenant shall utilize first quality trade fixtures and furnishings within the area of the Premises open to customers and the public. For the avoidance of doubt, the trade fixtures and furnishings in the Premises on the Commencement Date (and those of comparable quality) shall satisfy such first quality requirement. Tenant shall not vacate or abandon the Premises at any time during the Term of this Lease, and if Tenant shall abandon, vacate, cease to operate or surrender the Premises for a period of more than thirty (30) days, or be dispossessed by process of law or otherwise for more than thirty (30) days, property belonging to Tenant left on the Premises, including trade fixtures and personal property, shall be deemed abandoned and shall, at Landlord’s election in its sole discretion, become the property of Landlord.
Section 8.02    Reporting. If required by the Landlord or the Landlord’s Mortgagee (as defined below), and no more than two (2) times per Lease Year, within fifteen (15) days after the request therefore, Tenant shall deliver to Landlord’s Mortgagee a financial statement for the most recent year available reflecting Tenant’s gross revenues and expenditures for the operation of the Premises. Such financial statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by an authorized officer, member/manager or general partner of Tenant.

ARTICLE 9 REPAIR AND MAINTENANCE
Section 9.01    Maintenance by Landlord. Landlord, at Landlord’s sole cost, shall repair and replace (upon such items reaching the end of their useful life (if applicable)), the foundation, footings, outer walls, load-bearing walls, roof (both as to structural and watertight integrity), vaults, risers, utility systems (to the point of delivery on each floor), and sewer lateral on the Premises, and the asphalt surface of the parking lot (excluding routine pot hole filling and crack sealing) located on the Land (collectively, “Landlord’s Structural Items”), except to the extent such repairs or replacements are necessitated by the negligence of Tenant or Tenant’s Agents (in which case, Tenant will pay for the proportion of the cost arising from such negligence and Landlord will pay for the remainder). Upon such items reaching the end of their useful life or requiring major repairs (i.e., the repair of any single component, or series of related components, that exceeds $15,000, which amount shall not include routine maintenance items), Landlord, at Landlord’s sole cost, shall replace or repair, as applicable, the HVAC system, elevator system, back-up generators and batteries, drainage systems, exterior downspouts, and exterior gutters (collectively, “Landlord’s Major System Items” and, together with Landlord’s Structural Items, “Landlord’s Maintenance Items”). Notwithstanding the preceding sentence, Tenant shall perform, or cause to be performed, routine maintenance of Landlord’s Major System Items in accordance with Section 9.02. This Section 9.01 shall not apply to damage resulting from a Taking (as to which ARTICLE 14 shall apply), or damage resulting from a casualty (as to which ARTICLE 15 shall apply), or to damage for which Tenant is otherwise responsible under this Lease. If, as a result of any change to Legal Requirements during the Term, any governmental authority requires any repairs, improvements or alterations to be made to Landlord’s Maintenance Items, Landlord shall promptly make and pay for such repairs, improvements and alterations. If Landlord fails to satisfy its obligations under this Section within thirty (30) days of receiving written notice from Tenant, then Tenant may perform on behalf of Landlord, and all of Tenant’s reasonable costs incurred shall be solely borne by Landlord; provided, however, if such obligations cannot be satisfied within such thirty (30) day period, Landlord shall not be in default and Tenant shall not be allowed to perform on behalf of Landlord so long as Landlord commences action to satisfy its obligations under this Section within such thirty (30) day period and thereafter diligently prosecutes such action to completion; provided, further, that such period shall not be extended beyond sixty (60) days. Except as specifically provided above, Landlord shall not be called upon to make any improvements or repairs in or upon the Premises or the Building during the Term, it being the intention that this Lease shall be what is commonly referred to as a “triple net lease,” Tenant being responsible for all maintenance and repair expenses of every kind and nature, except as otherwise provided herein.
Section 9.02    Maintenance by Tenant. Except as provided otherwise in Section 9.01, Tenant, at Tenant's sole cost and expense, shall maintain the Premises and the Building in first class order, condition and repair, and clean, orderly, sanitary, and safe condition, including without limitation, providing routine maintenance for and replacement of all landscaping, entrances, vestibules, partitions, plate glass, window and window frames and moldings, exterior surfaces of walls, ceiling, floors, glass, doors, door openers, fixtures, lighting, electrical, plumbing, pipes, security system, electrical wiring and conduits, other mechanical systems, and equipment and appurtenances thereof (including without limitation sweeping, janitorial/cleaning, window washing, and routine maintenance and repair, lighting, electrical, plumbing, and snow and ice removal).

Furthermore, Tenant, at Tenant's sole cost and expense, shall provide routine maintenance (but not replacement) of the elevator system, the HVAC system (including air conditioning fixtures and systems, air distribution systems, motors, controls, grills, thermostats, filters, and air handling units), and routine pot hole filling and crack sealing on the parking lot surface. Without limiting the foregoing, Tenant assumes all risks from breakage of glass on the Premises and will promptly replace all such breakage at its own expense. With the exception of the Landlord’s Maintenance Items, for which replacement shall be the Landlord’s responsibility in accordance with Section 9.01, if replacement of equipment, fixtures and appurtenances is necessary, Tenant shall replace the same with new and/or completely reconditioned equipment, fixtures and appurtenances, and repair all damages done in or by such replacement. Tenant will not commit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Premises (including the structural components and the roof of the Building) caused by the gross negligence or intentional misconduct of Tenant or Tenant's agents, contractors or invitees. If Tenant fails to make such repairs or replacements within thirty (30) days of a written notice by Landlord requesting that Tenant do so (except to the extent such repairs or replacements are an emergency, in which case no notice is required), Landlord may make the same at Tenant's cost; provided, however, if such obligations cannot be satisfied within such thirty (30) day period, Tenant shall not be in default and Landlord shall not be allowed to perform on behalf of Tenant so long as Tenant commences action to satisfy its obligations under this Section within such thirty (30) day period and thereafter diligently prosecutes such action to completion; provided, further, that such period shall not be extended beyond sixty (60) days. Such cost shall be payable to Landlord by Tenant on demand as Additional Rent. Tenant shall enter into a contract with a reputable heating and air conditioning maintenance company for maintenance and repair services for the HVAC system, providing for regular inspection and maintenance of the HVAC system. Upon Landlord’s request, Tenant shall provide Landlord with a copy of the contract and/or copies of all maintenance or repair reports. In addition, Tenant agrees to keep the sidewalks or hallways adjacent to the Premises in a clean and sightly condition. If Tenant does not maintain the Premises as required hereunder, following the expiration of any applicable grace or cure period expressly provided in this Lease Landlord may, but need not, do so and Tenant shall upon demand pay Landlord’s cost therefore. Tenant hereby waives all right to make repairs at the expense of Landlord as provided under any law, statute or ordinance now or hereafter in effect.
ARTICLE 10 IMPOSITIONS
Section 10.01     Payment of Impositions. Tenant shall pay all real estate, personal property, rental, water, sewer, transit, use, occupancy owners' association and other taxes, assessments, charges, excises and levies (including any interest, cost or penalties with respect thereto), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which are assessed, levied, charged or imposed upon or with respect to the Premises, or a portion thereof, or the sidewalks, streets or alleyways adjacent thereto, or the ownership, use, occupancy or enjoyment thereof (including but not limited to mortgage taxes and other taxes and assessments passed on to Landlord by any Landlord’s Mortgagee with respect to the Premises), and all charges for any easement, license, permit or agreement maintained for the benefit of the Building and other governmental charges (collectively “Impositions”) accruing or becoming due during the term of this Lease. For those Impositions invoiced directly to Landlord (if any), upon Landlord’s request,

Tenant shall pay the entire amount invoiced to Tenant by Landlord on or before five (5) business days before the date such Impositions must be paid, provided that Landlord provides Tenant with at least fifteen (15) days notice prior to when such Imposition must be paid.
Section 10.02     Right to Contest Impositions. Tenant, at its sole cost, shall have the right to contest, in accordance with the provisions of the laws relating to such contests, any real estate taxes, assessments, or other Impositions against the Premises and the failure of Tenant to pay such taxes, assessments, or charges shall not constitute a default by Tenant so long as Tenant complies with the provisions of this Section 10.02. Prior to initiating any contest or proceeding, Tenant shall give Landlord written notice of such contest, or proceeding and shall either deposit with Landlord, or furnish good and sufficient undertaking and sureties designating Landlord as the beneficiary thereof, in such amount as Landlord deems to be sufficient, considering the amount of such taxes, charges, assessments, any potential penalties and interest thereon, and any potential expenses that might be incurred by Landlord with respect thereto. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit such proceeding or contest to be brought in its name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment.
ARTICLE 11 TRANSFER BY TENANT
Section 11.01     Prohibition on Transfers. Tenant shall not directly or indirectly, absolutely or conditionally, voluntarily or involuntarily, whether by operation of law or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Any attempt to assign this Lease or sublet the Premises without such consent shall be voidable by Landlord in its sole discretion. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord, at least sixty (60) days prior to the proposed effective date of the assignment or sublease (“Proposed Effective Date”), in writing: (i) a notice of intention to assign or sublease setting forth the Proposed Effective Date, which shall be no less than sixty (60) days after Landlord’s receipt of such notice; (ii) the name of the proposed subtenant or assignee and a resume setting forth the business experience of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) such financial information as Landlord may reasonably require concerning the proposed subtenant or assignee, including but not limited to, a financial statement of the proposed subtenant or assignee compiled by a certified public accountant or otherwise certified to Landlord’s reasonable satisfaction; and (vi) references Landlord may call upon to verify any representations made with respect to the proposed sublessee or assignee, as well as its reputation for timely payment of obligations. Landlord will notify Tenant of its approval or disapproval of the proposed sublease or assignment thirty (30) days prior to the Proposed Effective Date. Notwithstanding anything else to the contrary contained in this Lease or ARTICLE 11, but in all events subject to the provisions of Section 11.03, Tenant may, without the consent of Landlord, assign the Lease or sublease the Premises to any affiliate of Tenant, any corporation or other business entity that acquires all or substantially all of the assets or stock of Tenant or any entity resulting from a merger, consolidation or reorganization of or with Tenant (collectively, a “Permitted Transferee”); provided, however, (i) the intended Permitted Transferee shall have a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, that is greater than the Tenant’s tangible net worth as of the Commencement Date; and (ii) the proposed assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions under this ARTICLE 11. Tenant shall have the burden of establishing that all the terms of this Section 11.01 have been satisfied, and any attempted assignment to a Permitted Transferee that fails to meet the terms of this Section 11.01 shall be voidable by Landlord in its sole discretion.
Section 11.02    Fees for Review. In the event Tenant shall apply for an assignment, sublease, or encumbrance under this ARTICLE 11, Tenant shall pay to Landlord at the time Tenant shall apply for such assignment, sublease or encumbrance, the sum of $2,500.00 as a non-refundable fee for Landlord’s time and processing incurred in connection with reviewing such application.
Section 11.03    No Release of Guarantor. No consent by Landlord to any assignment or subletting by Tenant shall relieve Guarantor of any obligation to be performed by Guarantor under this Lease or the Lease Guaranty, whether occurring before or after such consent, assignment or subletting and Guarantor shall remain liable to Landlord under this Lease and the Lease Guaranty notwithstanding any such assignment or subletting. Furthermore, and notwithstanding anything to the contrary contained in this Lease, if Landlord requests in writing such reaffirmance by Guarantor, the effectiveness of any assignment or subletting by Tenant shall be conditioned upon Guarantor reaffirming Guarantor’s obligations under the Lease Guaranty as to the proposed assignee or sublessee. The acceptance of rent by Landlord from any other person shall not be deemed to constitute consent to any assignment or subletting, or be a waiver by Landlord of any provision, or other transfer or be a release of Guaranty from any obligation under this Lease or the Lease Guaranty. Consent to one assignment, subletting, or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting, or other transfer.
Section 11.04    Assumption of Obligations. Each assignee or transferee, other than Landlord, shall assume all obligations of Tenant under this Lease and, except in the event of an assignment, sublease or transfer to a Permitted Transferee, shall be and remain liable jointly and severally with Tenant for the payment of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the term of this Lease, including payment of the full amount of rent set forth in the assignment or sublease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment which contains a covenant of assumption by the assignee reasonably satisfactory in substance and form to Landlord consistent with the above requirements (but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability).

Section 11.05    Assignment. For the purpose of this Section, and without limiting the definition of “assignment” each of the following shall constitute an “assignment”: (i) if Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner or the dissolution of the partnership; (ii) if Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from one person to another; and (iii) if Tenant is a corporation, any liquidation or dissolution.
Section 11.06    Liens. Without in any way limiting the generality of the foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Building or the Premises or any portion thereof, any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, statutory, contractual or otherwise) and, if any of the aforesaid does arise or is asserted, Tenant will, promptly and at Tenant's expense, cause the same to be released.
ARTICLE 12 ALTERATIONS BY TENANT
Section 12.01     Landlord Approval. Tenant shall not make (or permit to be made) any change, addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment or the renovation of the north end of the third floor of the Building) (collectively, “Alterations”) unless such Alteration (a) equals or exceeds the Building standard and utilizes only new and first-grade materials and (b) is in conformity with all Legal Requirements, and is made after obtaining any required permits and licenses. Notwithstanding the foregoing to the contrary, Tenant may make non-structural, Cosmetic Alterations to the Premises without Landlord’s consent. “Cosmetic Alterations” shall mean Alterations that, in the aggregate, do not exceed $500,000.00 in cost per Lease Year. Tenant may only make Alterations that are not Cosmetic Alterations if each such Alteration (i) is made with prior written consent of Landlord, (ii) to the extent the scope of the Alteration reasonably requires plans and specifications, is made pursuant to plans and specifications approved in advance by Landlord and prepared by a person approved in advance by Landlord, (iii) is made after Tenant has provided to Landlord such indemnification, insurance, and/or bonds requested by Landlord, including, without limitation, a performance and completion bond in such form and amount as may be satisfactory to Landlord to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement, (iv) is carried out by persons approved by Landlord who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured. The parties acknowledge and agree that Tenant may elect at some point during the Term to renovate (in accordance with the terms of this Section 12.01, including any requirements for Landlord’s approval) the previously un-renovated portion of the north end of the third floor of the Building to better match the design, layout and finish of the remainder of the Building, which renovation may include the removal of the existing walls, bathrooms, fireplaces, wood paneling and other fixtures. Landlord and Tenant acknowledge and agree that Tenant shall be allowed to penetrate the roof membrane of the Premises in such area(s) approved in writing by Landlord; provided, however, that an independent roofing contractor, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, shall seal such roof membrane penetration(s) at Tenant’s sole cost and expense. All Alterations (including all articles attached to the floor, wall or ceiling of the

Premises) shall become the property of Landlord and shall, at Landlord's election, be (1) surrendered with the Premises as part thereof at the termination or expiration of the Term, without any payment, reimbursement or compensation therefor, or (2) if and to the extent Landlord indicated to Tenant in writing at the time Landlord consented to an Alteration that Landlord desired for such Alteration to be removed upon expiration of the Term, removed by Tenant at Tenant's expense with all damage caused by such removal repaired by Tenant. Tenant may remove Tenant's trade fixtures, office supplies, movable office furniture and equipment not attached to the Building, provided such removal is made prior to the expiration of the Term, no uncured Event of Default has occurred and Tenant promptly repairs all damage caused by such removal. Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys' fees, which may arise out of, or be connected in any way with, any such change, addition or improvement. Any consents or approvals to be given by Landlord in this Section 12.01 will not be unreasonably withheld, conditioned or delayed.
Section 12.02     Manner of Construction. All construction performed on or with respect to the Premises by Tenant or its designee shall be performed in a good and workmanlike and in a first-class manner, and in accordance with the plans approved by Landlord and with all applicable permits, authorizations, laws, ordinances, orders, regulations and requirements of all governmental authorities having jurisdiction of the Premises. Tenant shall carry “Builder’s All Risk” insurance in a reasonable amount to cover any construction performed on or with respect to the Premises by Tenant or its designee. Any Alterations involving adhesives (including, but not limited to, adhesives for carpet, carpet tile, plastic laminate, wall coverings, adhesives for wood, or sealants) shall be those with the lowest possible volatile organic compounds (VOC) content and which meet the requirement of the manufacturer of the products adhered or involved. Tenant shall use adhesives and sealants with no formaldehyde or heavy metals. Adhesives and other materials used for the installation of carpets shall be limited to those having a flash point of 140 degrees F or higher. Newly installed gypsum board material must be Greenguard Gold Certified or have 0 grams per liter of VOCs. Any painted walls shall be painted with low VOC primer. Notwithstanding the foregoing and subject to compliance with all Environmental Law, which now or at any time hereafter may be applicable to the Premises or any part thereof, Tenant shall be permitted to use any adhesive, sealant, gypsum board and paint that has historically been used in the Building. Upon request, Tenant will provide Landlord with material safety data sheets (MSDS) or other appropriate documents for the following products, adhesives, caulking, sealants, insulating materials, fireproofing or fire stopping materials, paints and wall coverings, carpets, floor coverings, ceiling materials, floor and wall patching or leveling materials, lubricants, clear finishes for wood surfaces, janitorial cleaning products, and pest control products. All MSDS shall comply with Occupational Safety and Health Administration (OSHA) requirements. Tenant will comply with all recommended measures in the MSDS for the products used to protect the health and safety of personnel.
Section 12.03    Materialmen, Lien Claims. Tenant shall promptly pay all contractors and materialmen, so as to eliminate the possibility of a lien attaching to the Premises or any improvements constructed thereon. Tenant shall require any contractor or other person performing work on the Premises to be licensed by the state in which the Premises are located and, prior to Tenant’s commencement of Alterations in excess of $100,000, to obtain a performance, completion and payment bond naming Landlord as additional oblige and releasing the Premises from any lien claimed, which bond shall be in an amount equal to 110% of the estimated cost of such work. Tenant may contest the validity and/or amount of any lien imposed on the Premises, provided Tenant has caused such lien to be released of record by payment or posting of a proper bond. If Tenant shall be in default in paying any charge for which a bond or other lien claim has been filed and shall not have given Landlord security to protect the Premises and Landlord, then Landlord may, but shall not be obligated to, pay the claim. Any costs and attorneys’ fees incurred by Landlord in connection therewith, shall be immediately due and owing from Tenant to Landlord.
ARTICLE 13 ACCESS BY LANDLORD
Landlord and its employees shall have the right (and Landlord hereby reserves the right) to enter the Premises during business hours (a) at Tenant’s request, to inspect, repair, perform surveys of, or perform environmental investigations of, the Premises or the Building, (b) upon 48 hours’ written or verbal notice to Tenant, to show the Premises to bona fide prospective purchasers of the Building (or, during the last six (6) months of the Term, to prospective tenants of the Premises), or (c) upon 48 hours’ written or verbal notice (such notice to include the names and titles of the entering individuals) to Tenant (except in the case of emergency) to inspect and repair the Premises as reasonably necessary for Landlord to perform its obligations under Section 9.01. Entry into the Premises by Landlord in accordance with this ARTICLE 13 shall not constitute a trespass or an eviction (constructive or otherwise), or entitle Tenant to any abatement or reduction of Rent, or constitute grounds for any claim for damages for any injury to or interference with Tenant's business, for loss of occupancy or quiet enjoyment, or for consequential damages. Except as expressly permitted in this ARTICLE 13, Landlord and its employees shall not enter the Premises during the Term. During the last six (6) months of the Term, Tenant shall permit Landlord to place upon the Premises signs advertising the Premises for sale, rent or lease.
ARTICLE 14 CONDEMNATION
If all of the Premises is Taken, or if so much of the Premises is Taken that, in the Agreed Opinion of the Parties (as defined below), the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in the Agreed Opinion of the Parties, inadequate to restore the remainder to an economically viable, quality office building, Landlord or Tenant may, at its election, exercisable by the giving of written notice to the other party within sixty (60) days after the date of the Taking, terminate this Lease as of the date of Taking or the date Tenant is deprived of possession of the Premises (whichever is later). If this Lease is not terminated as a result of a Taking, Landlord shall restore the Premises remaining after the Taking to a Building standard condition. During the period of restoration, Monthly Base Rent shall be abated proportionately to the extent the Premises are rendered untenantable and, after the period of restoration, Monthly Base Rent shall be proportionately reduced to the extent that the area of the Premises Taken or otherwise rendered untenantable bears to the area of the Premises just prior to the Taking. If any portion of Monthly Base Rent is abated under this ARTICLE 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Premises or any portion thereof shall belong to Landlord, and Tenant hereby assigns to Landlord all of its right, title, interest and claim to same. Whether or not this Lease is terminated as a consequence of a Taking, all damages or compensation awarded for a partial or total Taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord. Tenant may assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant's moving and relocation expenses, and depreciation to and loss of Tenant's moveable personal property. Tenant shall have no claim against Landlord for the occurrence of any Taking, or for the termination of this Lease or a reduction in the Premises as a result of any Taking. As used herein, “Taking” or “Taken” shall mean the actual or constructive condemnation (including any temporary taking for a period of one year or longer), or the actual or constructive acquisition by or under the threat of condemnation, eminent domain or similar proceeding, by or at the direction of any governmental authority or agency. The “Agreed Opinion of the Parties” shall mean the agreed opinion of Landlord and Tenant after review and discussion of the circumstances, and if an agreed opinion cannot be reached by them then it shall mean the opinion of a qualified, independent third party hired by Landlord and Tenant (sharing the expense) to review the circumstances and form an opinion.
ARTICLE 15 CASUALTY
Section 15.01     General. Tenant shall give prompt notice to Landlord of any casualty to the Premises. If the Premises are totally destroyed, or the Premises are partially destroyed but in the Agreed Opinion of the Parties they cannot be restored to an economically viable, quality office building, or if the insurance proceeds actually paid to Landlord as a result of any casualty are, in the Agreed Opinion of the Parties, inadequate to restore the portion remaining to an economically viable, quality office building, Landlord or Tenant may, at its election exercisable by the giving of written notice to the other party within sixty (60) days after the casualty, terminate this Lease as of the date of the casualty or the date Tenant is deprived of possession of the Premises (whichever is later). If this Lease is not terminated as a result of a casualty, Landlord shall (subject to Section 15.02) restore the Premises to a Building standard condition. During the period of restoration, Monthly Base Rent shall be abated proportionately to the extent the Premises are rendered untenantable and, after the period of restoration, Monthly Base Rent shall be proportionately reduced to the extent that the area of the Premises remaining tenantable after the casualty bears to the area of the Premises just prior to the casualty. If any portion of Monthly Base Rent is abated under this Section 15.01, Landlord may elect to extend the expiration date of the Term for the period of the abatement. Except for abatement of Monthly Base Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building. The proceeds of all insurance carried by Tenant with respect to the Premises, excluding Tenant’s insurance on Tenant's furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property, shall be made available to Landlord for the purpose of the repair and replacement of the Building or, in the event that this Lease is terminated as a result of a casualty, shall be made available to Landlord or Landlord’s Mortgagee. Landlord shall not be required to repair any damage to or to make any restoration of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant.

Section 15.02     Acts of Tenant. Notwithstanding any provisions of this Lease to the contrary, if the Premises or the Premises are damaged or destroyed as a result of a casualty primarily arising from the acts or omissions of Tenant, or any of Tenant's officers, directors, shareholders, partners, employees, contractors, agents, invitees or representatives, (a) Tenant's obligation to pay Rent (including, but not limited to, Monthly Base Rent and Additional Rent) and to perform its other obligations under this Lease shall not be abated, reduced or altered in any manner, (b) Landlord shall not be obligated to repair or restore the Premises or the Premises, and (c) subject to Section 17.02, Tenant shall be obligated, at Tenant's cost, to repair and to restore the Premises or the Premises to the condition they were in just prior to the damage or destruction under the direction and supervision of, and to the satisfaction of, Landlord and any Landlord's Mortgagee.
ARTICLE 16 SUBORDINATION AND ATTORNMENT
Section 16.01     General. This Lease, Tenant's leasehold estate created hereby, and all Tenant's rights, titles and interests hereunder and in and to the Premises are subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Premises. Notwithstanding the foregoing, the subordination of this Lease to any mortgage shall be conditioned upon the delivery to Tenant of a “Subordination, Non-Disturbance and Attornment Agreement” (“SNDA”) from Landlord’s Mortgagee, on such form as may be required by Landlord’s Mortgagee, and which provides, inter alia, that so long as Tenant is not in default hereunder (beyond any applicable notice and cure period) and attorns to Landlord’s Mortgagee or any successor-in-title thereto in the event of a foreclosure or deed-in-lieu of foreclosure, Tenant’s rights under this Lease, including its right of possession of the Premises, shall not be disturbed. Landlord and Landlord's Mortgagee may, at any time upon the giving of written notice to Tenant and without any compensation or consideration being payable to Tenant, make this Lease, and the aforesaid leasehold estate and rights, titles and interests, superior to any Mortgage. Upon the written request by Landlord or by Landlord's Mortgagee to Tenant, and within ten (10) days of the date of such request, and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver a SNDA meeting the abovementioned requirements that confirms that this Lease, Tenant's leasehold estate in the Premises and all of Tenant's rights, titles and interests hereunder are subject and subordinate (or, at the election of Landlord or Landlord's Mortgagee, superior) to the Mortgage benefiting Landlord's Mortgagee. As used in this Lease, the term “Landlord's Mortgagee” shall mean the mortgagee of any mortgage, the beneficiary of any deed of trust, the pledgee of any pledge, the secured party of any security interest, the assignee of any assignment and the transferee of any other instrument of transfer (including the ground lessor of any ground lease on the Land) now or hereafter in existence on all or any portion of the Premises, and their successors, assigns and purchasers and “Mortgage” shall mean any such mortgage, deed or trust, pledge, security agreement, assignment or transfer instrument, including all renewals, extension and rearrangements thereof and of all debts secured thereby.
Section 16.02     Attornment. Upon the written request of any person or party succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease. No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant's obligations under this Lease, or (b)

subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord. Tenant shall from time to time, if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests, rights or obligations under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Premises.
ARTICLE 17 INSURANCE
Section 17.01    General. Tenant shall obtain and maintain throughout the Term the following policies of insurance:
(a)    Commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000.00) aggregate, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in ARTICLE 18;
(b)    Insurance covering the Building and any other improvements on the Premises, including boiler insurance and Tenant's leasehold improvements and personal property in or upon the Premises in an amount not less than one hundred percent (100%) of full replacement cost, providing protection against any peril generally included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief and a standard inflation guard endorsement. Tenant hereby assigns Landlord any and all proceeds payable with respect to such policies except to the extent such proceeds are payable with respect to any property that would remain the property of Tenant upon the termination of this Lease; provided, however, that to the extent required pursuant to the provisions of this ARTICLE 17, such proceeds shall be applied to the repair and restoration of the Premises.
(c)    Worker's compensation insurance satisfying Tenant's obligations under the worker's compensation laws of the State of Utah.
(d)    Business Interruption Insurance which shall provide Landlord coverage for the loss of rent payable hereunder for a period of at least one hundred eighty (180) days.
(e)    Such other policy or policies of insurance as Landlord may reasonably require (including without limitation, flood insurance) or as Landlord is then requiring from one or more other tenants in the Building.
Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such liability insurance shall name Landlord, and any other person specified from time to time by Landlord, as an additional insured; such property insurance shall name Landlord as a loss payee as Landlord's interests may appear; and both such liability and property insurance shall be with companies acceptable to Landlord, having a rating of not less than A:XII in the most recent issue of Best's Key Rating Guide, Property-Casualty. All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord's agents and employees as a result of the acts or omissions of Tenant. Tenant shall furnish Landlord with certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved in advance by Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Section and to obtain such waiver of subrogation rights endorsements. At Landlord’s request, any Landlord's Mortgagee shall be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee's endorsement to the policy concerned.
Section 17.02     Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against the other (Tenant’s waiver of subrogation shall be in favor of Landlord and Landlord’s Mortgagee (if notified by Landlord)) and the partners, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Building or any operation therein. If any such policy of insurance relating to this Lease or to the Premises or the Building does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy. Tenant hereby waives all claims, rights of recovery and causes of action that Tenant or any party claiming by, through or under Tenant may now or hereafter have by subrogation or otherwise against Landlord or against any of Landlord's officers, directors, members, shareholders, members, partners or employees for any loss or damage that may occur to the Premises, the Premises, Tenant's improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence or willful misconduct, that could have been insured against under the terms of the fire and extended coverage insurance policies required to be obtained and maintained under this ARTICLE 17. Landlord and Tenant shall cause an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation.
ARTICLE 18 TENANT’S INDEMNITY.
Tenant shall defend, indemnify and hold harmless Landlord and Landlord's officers, directors, shareholders, members, partners and employees from and against liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys' fees) resulting from any injuries to or death of any person or damage to any property occurring during the Term in or about the Premises and primarily resulting from Tenant’s actions or occupancy on the Premises (including without limitation such injuries, death or damage resulting from Tenant’s company parties) (excluding any injuries, death or damage resulting from Landlord’s gross negligence or willful misconduct). The indemnity granted in this Section shall extend to any additional insurance premium charged to Landlord for any insurance policy by reason of Tenant’s failure to comply with Section 4.03 and/or the Legal Requirements; provided, that such indemnity shall not be Landlord’s exclusive remedy, nor shall it limit or compromise any other rights granted Landlord by this Lease or by law or equity. Nothing contained in this ARTICLE 18 shall be construed or deemed in any way to increase the scope of Tenant’s use set forth in Section 4.01 of this Lease.
ARTICLE 19 THIRD PARTIES; ACTS OF FORCE MAJEURE
Landlord shall have no liability to Tenant, or to Tenant's officers, directors, shareholders, partners, employees, agents, contractors or invitees, for bodily injury, death, property damage, business interruption, loss of profits, loss of trade secrets or other tenant or such other direct or consequential damages occasioned by (a) the acts or omissions of any other tenant's officers, directors, shareholders, partners, employees agents, contractors or other invitees within the Premises, (b) Force Majeure, (c) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord and its employees), (d) water leakage, or (e) the repair, replacement, maintenance, damage, destruction or relocation of the Premises. As used herein, the term “Force Majeure” shall mean any strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.
ARTICLE 20 QUIET ENJOYMENT
Provided Tenant has performed all its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the Term subject to the provisions of this Lease. Landlord shall warrant and defend for the Term of this Lease Tenant's right to occupancy of the Premises against the claims of any and all persons whosoever lawfully claiming the same or any part thereof, by, through or under Landlord, but not otherwise, subject to the provisions of this Lease. Landlord will cooperate with Tenant to enforce its exclusive use hereunder.
ARTICLE 21 DEFAULT BY TENANT
Section 21.01    Events of Default. Each of the following occurrences shall constitute Event of Default (herein so called):
(a)    The failure of Tenant to pay Rent as and when due hereunder and continuance of such failure for a period of five (5) business days or more after written notice from Landlord to Tenant specifying the failure; provided, any such notice shall be in lieu of, and not in addition to, any statutory unlawful detainer notice provided for in the state in which the Premises are located.
(b)    The failure of Tenant to perform, comply with or observe any other term, condition or provision in this Lease (including without limitation, Tenant’s obligations not to assign this Lease or sublet the Premises in contravention of Section 11.01), and the continuance of such failure for a period of fifteen (15) days after written notice from Landlord to Tenant specifying the failure;
(c)    The abandonment of the Premises by Tenant or the failure of Tenant to occupy the Premises for more than thirty (30) days;
(d)    The filing of a petition by or against Tenant (the term "Tenant" also meaning, for the purpose of this ARTICLE 21, any guarantor of the named Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding, (2) seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the United States Bankruptcy Code, codified at 11 U.S.C. §§ 101 et seq. as amended (the “Bankruptcy Code”) or any similar debtor relief law, or (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease;
(e)    Tenant making a general assignment for the benefit of creditors;
(f)    The admission by Tenant in writing, signed by an authorized signatory, that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors; or
(g)    Tenant’s failure to cause a release, within fifteen (15) business days after receipt by Tenant of a notice informing Tenant of the filing of any lien arising out of any work performed, materials furnished, or obligations incurred by or for Tenant, which has been filed against the Premises.
Section 21.02    Remedies of Landlord. Upon any Event of Default, Landlord may, at Landlord's option and in addition to all other rights, remedies and recourse afforded Landlord hereunder or by law or equity, do any one or more of the following:
(a)    At Landlord's option and without waiving any default by Tenant, Landlord shall have the right to continue this Lease in full force and effect and to collect all Monthly Base Rent, Additional Rent, and any other amounts to be paid by Tenant under this Lease as and when due. During any period that Tenant is in default, Landlord shall have the right, pursuant to legal proceedings or pursuant to any notice provided for by law, to enter and take possession of the Premises, without terminating this Lease, for the purpose of reletting the Premises or any part thereof and making any alterations and repairs that may be necessary or desirable in connection with such reletting. Any such reletting or relettings may be for such term or terms (including periods that exceed the balance of the term of this Lease), and upon such other terms, covenants and conditions as Landlord may in Landlord's sole discretion deem advisable. If the rent or rents received during any month and applied as provided above shall be insufficient to cover all such amounts including the Monthly Base Rent and any other amounts to be paid by Tenant pursuant to this Lease for such month, Tenant shall pay to Landlord any deficiency; such deficiencies shall be calculated and paid monthly. No entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease, unless Landlord gives written notice of such election to Tenant or unless such termination shall be decreed by a court of competent jurisdiction. Notwithstanding any reletting by Landlord without termination, Landlord may at any time thereafter terminate this Lease for such previous default by giving written notice thereof to Tenant.
(b)    Terminate Tenant's right to possession by notice to Tenant, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation the following: (1) all unpaid Rent which has been earned at the time of such termination plus (2) the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (3) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or in addition to or in lieu of the foregoing such damages as may be permitted from time to time under applicable State law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in Landlord's sole discretion deems reasonable and necessary.
(c)    If an Event of Default specified in Section 21.01(c) occurs, Landlord may remove and store any property that remains on the Premises and, if Tenant does not claim such property within sixty (60) days after Landlord has delivered to Tenant notice of such storage, Landlord may appropriate, sell, destroy or otherwise dispose of the property in question without notice to Tenant or any other person, and without an obligation to account for such property.
Section 21.03    Payment by Tenant. Upon any Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys' fees, in (a) retaking or otherwise obtaining possession of the Premises, (b) removing and storing Tenant's or an other occupant's property, (c) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, (d) reletting all or a part of the Premises, (e) paying or performing the underlying obligation which Tenant failed to pay or perform, and (f) enforcing any of Landlord's rights, remedies of recourse arising as a consequence of the Event of Default. If Landlord elects to enter and take possession of the Premises, without terminating this Lease, Landlord may recover from Tenant:
(a)    The unpaid Rent which had been earned at the time of Landlord’s entry and possession;
(b)    Any other amounts owed by Tenant to Landlord as of the time of Landlord’s entry and possession; and
(c)    Any other amounts that a court of competent jurisdiction, whether acting as part of an initial proceeding or supplemental proceeding, deems necessary or appropriate under applicable Law to compensate Landlord for Tenant’s failure to perform its obligations under this Lease.

Section 21.04    Chapter 7 Bankruptcy. In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the United States Bankruptcy Code, and Tenant’s trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section are satisfied. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such 60-day period, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages in any such proceeding shall survive whether or not this Lease is terminated.
Section 21.05    Chapter 11 Bankruptcy. In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant’s trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within one hundred and twenty (120) days from the date of the filing of the petition under Chapter 11 or transfer thereto, or Tenant’s trustee or the debtor-in-possession shall be deemed to have rejected this Lease. In the event that Tenant, Tenant’s trustee or the debtor-in-possession has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant’s trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions has been satisfied:
(a)    Tenant’s trustee or the debtor-in-possession has cured all defaults under the Lease, or has provided Landlord with Adequate Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.
(b)    Tenant’s trustee or the debtor-in-possession has compensated, or has provided Landlord with Adequate Assurance that within ten (10) days from the date of such assumption it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant’s trustee, or the debtor-in-possession, indicated in any statement of actual pecuniary loss sent by Landlord to Tenant’s trustee or the debtor-in-possession.
(c)    Tenant’s trustee or the debtor-in-possession has provided Landlord with Adequate Assurance of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee or the debtor-in-possession, and if Tenant’s trustee or the debtor-in-possession has provided such Adequate Assurance, Tenant’s trustee or the debtor-in-possession shall also deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to six (6) monthly installment payments of the minimum rent, which shall be applied to the last installments of minimum rent that shall become due under this Lease, provided all the terms and provisions of this Lease shall have been complied with. The obligations imposed upon Tenant’s trustee or the debtor-in-possession by this subsection (c) shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.
(d)    Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Premises. For purposes of this Section, Landlord and Tenant acknowledge that “Adequate Assurance” shall mean no less than: Tenant’s trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord, and/or Tenant’s trustee or debtor-in-possession shall have been granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant’s trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant’s trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, within the time periods set forth above.
Section 21.06    Subsequent Petitions. In the event that this Lease is assumed in accordance with this ARTICLE 21, and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.
Section 21.07    Adequate Assurance of Future Performance by Assignee. If Tenant’s trustee or the debtor-in-possession has assumed the Lease pursuant to the terms and provisions of this Section for the purposes of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided Adequate Assurance of Future Performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein, “Adequate Assurance of Future Performance” shall mean that no less than each of the following conditions has been satisfied:
(a)    The proposed assignee has furnished Landlord with either (i) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by such assignee, or (ii) guarantees, in form and substance satisfactory to Landlord, from one or more persons with a net worth which Landlord reasonably determines to be sufficient to secure Tenant’s obligations hereunder, and information with respect to the proposed assignee’s management ability, expertise and experience in Tenant’s business and Landlord has reasonably determined that the proposed assignee has the management expertise and experience to operate the business conducted on the Premises.
(b)    Compliance with the provisions of 11 U.S.C. § 365(b)(3)(A) through and including (D).

(c)    With respect to 11 U.S.C. § 365(b)(3)(C), Landlord shall not be required to obtain any consents or waivers from any third party under any lease, mortgage, financing agreement or other agreement for the breach of any provisions contained therein, or, if such consents are necessary, Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment without violating the terms of any such agreements.
(d)    When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obliged to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the minimum rent, Common Area expenses and other charges due hereunder.
Section 21.08     Reletting. Upon termination of this Lease or upon termination of Tenant's right to possession of the Premises, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concession, and alterations to and improvements of the Premises). Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due with respect to such reletting. If Landlord relets the Premises, rent Landlord receives from such reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than Rent (if any); second, all costs, including for maintenance and alterations, incurred by Landlord in reletting; and third, Rent due and unpaid. In no event shall Tenant be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.
Section 21.09     Landlord’s Right to Pay or Perform. Upon an Event of Default, Landlord may, but without obligation to do so and without thereby waiving or curing such Event of Default, pay or perform the underlying obligation for the account of Tenant, and enter the Premises and expend the Security Deposit, if any, and any other sums for such purpose.
Section 21.10     No Waiver; No Implied Surrender. Provisions of this Lease may only be waived by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord or Tenant of such Event of Default or another Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourse of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provisions hereof, or of any subsequent breach by Tenant of the same or any other provision hereof. Landlord's consent to any act by Tenant requiring Landlord's consent shall not be deemed to render unnecessary the obtaining of Landlord's consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord's execution of a document acknowledging such surrender) or

Landlord's agents, including the delivery of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises.
ARTICLE 22 DEFAULT BY LANDLORD
Landlord shall not be in default under this Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord written notice thereof specifying, with reasonable particularity, the nature of Landlord's failure. If, however, the failure cannot reasonably be cured within the thirty (30) day period, Landlord shall not be in default hereunder if Landlord or Landlord's Mortgagee commences to cure the failure within the thirty (30) days and thereafter pursues the curing of same diligently to completion. In no event shall Tenant have the right to levy execution against any property of Landlord or its agents, officers, directors, shareholders, partners or principals, other than their interest in the Premises, in the event of any default by Landlord under this Lease. The foregoing shall not limit any right that Tenant might have to obtain specific performance of Landlord's obligations hereunder.
ARTICLE 23 RIGHT OF RE-ENTRY
Section 23.01     Surrender of Premises. Upon the expiration or termination of the Term for whatever cause, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Premises in "broom clean" and good order, condition and repair, except only for ordinary wear and tear, damage by casualty not covered by Section 15.02 and repairs to be made by Landlord pursuant to Section 15.01. If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property as set forth in Section 38-3-1, et seq., of the Utah Code Ann. (or any replacement provision). Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease. All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall, at Landlord’s option, conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition. Tenant shall not be released from Tenant's obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release. If Tenant fails to surrender possession of the Premises in the condition herein required, Landlord may, at Tenant's expense, restore the Premises to such condition.
Section 23.02     Hazardous Substances. No spill, deposit, emission, leakage or other release of Hazardous Substance in the soils, groundwaters or waters shall be deemed to result in either wear and tear that would be normal for the term of the Lease; or a casualty to the Premises. Tenant shall be responsible to promptly and completely cleanup any such release as shall occur on the Premises during the term of the Lease and shall surrender the Premises free of any contamination or other damage caused by such occurrence during the term of the Lease. Tenant's obligation to clean up the Premises pursuant to the provisions of this ARTICLE 23 shall survive the expiration or other termination of this Lease.
ARTICLE 24 NEW IMPROVEMENTS
Section 24.01    New Improvements. At any time during the Term of this Lease, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period at the time of exercise, Tenant may opt, in Tenant’s sole discretion, to add additional space to the Building or add a new building, parking structure, or other improvement to the Premises (each, a “New Improvement”), on one or more occasions. In such event, Tenant shall provide to Landlord plans and specifications for the proposed New Improvement. Landlord shall review the New Improvement, and within thirty (30) days of receipt of such plans and specifications shall either approve or disapprove of such New Improvement, such approval not to be unreasonably withheld, conditioned or delayed. Concurrently therewith, Landlord shall also notify Tenant whether it will construct the New Improvement itself (“Construction by Landlord”) or let Tenant construct the New Improvement (“Construction by Tenant”). If Landlord fails to submit such notice to Tenant within thirty (30) days, Landlord shall be deemed to have elected Construction by Tenant. Landlord and Tenant agree to work together in good faith to secure any necessary approvals from Landlord’s Mortgagee (but only for a Mortgage existing at the time of Tenant’s submission of plans and specifications for the proposed New Improvement) and any other legally required third parties (e.g., city zoning commissions), as necessary to enable construction of a New Improvement, whether completed as Construction by Landlord or Construction by Tenant. Any approvals required of Landlord’s Mortgagee under this ARTICLE 24 shall be required only if Landlord’s Mortgagee requires them and only in connection with Landlord’s Mortgagee acting in its capacity as an existing mortgagee on the Premises. Notwithstanding anything to the contrary contained herein, Landlord’s failure to obtain the requisite approvals from Landlord’s Mortgagee (acting in its capacity as an existing mortgagee on the Premises) or other legally required third parties, despite Landlord’s good faith efforts, shall not constitute a default of Landlord under this ARTICLE 24, and Tenant acknowledges and agrees that no construction of a New Improvement shall be permitted or required without any such necessary approval. In the event that Landlord unsuccessfully seeks construction financing from a lender in connection with construction of a New Improvement, as provided for under Section 24.03, then Landlord shall be deemed to have elected Construction by Tenant. In the event that Landlord successfully obtains construction financing from a lender in connection with Construction by Landlord of a New Improvement, Tenant and Landlord acknowledge and agree that such construction lender may impose commercially reasonable approval conditions (that are standard or common in connection with such financings) in connection with periodic loan disbursements in accordance with the terms of the underlying construction loan agreement. Any approvals required of Tenant and/or Landlord under this ARTICLE 24 shall be made without being unreasonably withheld, conditioned or delayed. Landlord agrees to use good faith efforts to obtain Landlord’s Mortgagee’s approval, and Landlord shall endeavor to require Landlord’s Mortgagee to not unreasonably withhold, condition or delay its approval.

Section 24.02    Construction by Tenant. The provisions of this Section 24.02 shall apply only in the event of Construction by Tenant. Tenant may, in its discretion, elect to cancel the New Improvement or construct the New Improvement at Tenant’s sole cost and expense. In the event Tenant proceeds with construction, Landlord will cooperate with Tenant to obtain all necessary approvals and permits, at no cost to Landlord. Upon the date of occupancy of the New Improvement, the parties shall modify this Lease to include the New Improvement as part of the Premises; however, the Monthly Base Rent under this Lease shall not increase in connection with Construction by Tenant of a New Improvement. In the event of Construction by Tenant, Tenant shall reimburse Landlord for all of Landlord’s reasonable and actual costs incurred in connection with the construction of such New Improvements, including without limitation, any engineering, architectural, or design review fees or costs, legal fees incurred by Landlord and construction management and supervision fees in connection with such New Improvements.
Section 24.03    Construction by Landlord. The provisions of this Section 24.03 shall apply only in the event of Construction by Landlord. Landlord shall promptly commence construction of the New Improvement and diligently pursue such construction to prompt completion, at Landlord’s sole cost and expense. In the event that Landlord seeks to obtain financing for construction of the New Improvement but is unable to do so within ninety (90) days of receiving plans and specifications for the New Improvement from Tenant (provided that if Landlord begins seeking financing within thirty (30) days of receiving plans and specifications and works diligently to obtain financing thereafter, then such ninety (90) day period shall be extended to one hundred twenty (120) days), then Landlord may elect to proceed with Construction by Tenant instead, by notifying Tenant in writing of such election on or before the last day of such period. Upon the date of occupancy of the New Improvement, the parties shall modify this Lease to (i) include the New Improvement as part of the Premises and (ii) increase the Monthly Base Rent amount payable by an amount equal to 0.75% (i.e., 9% annually, divided by 12 months) multiplied by Landlord’s total construction costs for the New Improvement (which costs shall include hard and soft costs, costs relating to obtaining necessary permits and zoning approvals, reasonable legal fees, building fixtures and furnishings, construction period interest, real estate taxes and sewer and water charges and utilities, design and engineering and other "pre-development costs" and construction period professional management and supervision fees). By way of example, if Landlords total construction costs for a New Improvement were $10,000,000, then the additional Monthly Base Rent would be $75,000 (($10,000,000*9.0%)/12 months = $75,000). The additional Monthly Base Rent resulting from a New Improvement will continue to increase over the Term in accordance with Section 5.06 hereof. The amount of the Security Deposit shall proportionately increase as a result of any increase in the Monthly Base Rent pursuant to this Section 24.03. For the avoidance of doubt, there will not be any additional increase in the Monthly Base Rent due to an increase in the value of the Land that is already part of the Premises.
Section 24.04    Construction Standards. All work with respect to the construction of New Improvements shall be done (1) in a good and workmanlike manner, (2) using only new, first class quality materials that are consistent and compatible in design and quality with the existing Building, (3) in accordance with plans and specifications approved by Tenant, Landlord and Landlord’s Mortgagee, and all applicable state, county, and municipal laws and ordinances, (4) in accordance with a timeline and critical path schedule approved by Tenant, Landlord and Landlord’s Mortgagee,

(5) in accordance with a budget (including any modifications to the budget) and expenses that are approved by Tenant, Landlord and Landlord’s Mortgagee, and (6) in the event of Construction by Tenant, subject to the insurance, indemnity and bonding requirements of ARTICLE 12 (Alterations by Tenant) ARTICLE 17 (Insurance) and ARTICLE 18 (Tenant’s Indemnity). Prior to delivery of possession of a New Improvement to Tenant, all persons who have performed work or provided materials for the design, engineering or construction of a New Improvement shall have been paid in full, and the requisite lien releases and lien waivers from all such persons providing labor or materials (or any such liens shall have been bonded over to the Owner's satisfaction) shall be obtained by Landlord in the event of Construction by Landlord, or by Tenant in the event of Construction by Tenant, as the case may be. All work with respect to the construction of the New Improvement shall be done pursuant to a construction contract approved by Tenant, Landlord and Landlord’s Mortgagee and with a contractor approved by Tenant, Landlord and Landlord’s Mortgagee and engaged pursuant to a competitive bidding process. The construction of a New Improvement shall be completed in substantial accordance with the approved plans and specifications, including all punchlist items and warranty work. In the event of Construction by Landlord, Tenant shall have the right to hire, at Tenant’s sole cost and expense, a construction advisor or other professional to supervise, inspect and approve construction of New Improvements.
Section 24.05    Term Extension. Upon the date of substantial completion of any New Improvement, the then-current Term of this Lease shall be amended to be the greater of (i) the then-remaining existing Term of the Lease (excluding options to extend), or (ii) the period from the date of occupancy of the New Improvement to the date falling ten (10) years thereafter. Additionally, Tenant shall thereafter have six (6) five (5)-year options to extend the Term of the Lease, each of which it may exercise, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period at the time of exercise, by providing written notice of extension to Landlord on or before the date that is one hundred eighty (180) days prior to the expiration of the Term (as so extended). During any such extended Term, the Monthly Base Rent will continue to increase annually pursuant to Section 5.06 hereof. Except with respect to the calculation of Monthly Base Rent (which shall be performed in accordance with this ARTICLE 24), upon completion of a New Improvement, the term “Building” as used throughout this Lease shall be modified to include such New Improvement. Except as modified in this ARTICLE 24 (with respect to the calculation of Monthly Base Rent, definition of Building, scope of the Premises, and Term), all terms and conditions of this Lease will apply to any New Improvement.
ARTICLE 25 GENERAL PROVISIONS
Section 25.01     Independent Obligations; No Offset. The obligations of Tenant to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien against the Premises or to withhold, deduct form or offset against any Rent or other sums to be paid to Landlord by Tenant.

Section 25.02     Time of Essence. Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur.
Section 25.03     Applicable Law. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH. ALL MONETARY AND OTHER OBLIGATIONS OF LANDLORD AND TENANT ARE PERFORMABLE IN THE COUNTY WHERE THE PREMISES IS LOCATED.
Section 25.04     Assignment by Landlord. Landlord shall have the right to assign, in whole or in part, any or all of its rights, titles or interests in and to the Premises or this Lease and, upon any such assignment, Landlord shall be relieved of all unaccrued liabilities and obligations hereunder to the extent of the interest so assigned.
Section 25.05     Estoppel Certificates. Tenant shall, from time to time and within fifteen (15) days of written request from either Landlord or Landlord's Mortgagee, and without compensation or consideration execute, have acknowledged and deliver a certificate setting forth the following: (a) the Commencement Date and expiration date; (b) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (c) that this Lease, as modified, supplemented or amended (if such is the case) constitutes the complete agreement between Landlord and Tenant with respect to the Premises, the Building, and the Premises, (d) the amount of advance Rent, if any (or none if such is the case), paid by Tenant; (e) the date to which Rent has been paid; and (f) the amount of the Security Deposit, if any. Landlord's Mortgagee and purchasers from either Landlord's Mortgagee or Landlord shall be entitled to rely on any estoppel certificate executed by Tenant.
Section 25.06     Signs. Subject to applicable law, the Legal Requirements, and all agreements of record, Tenant may place signs on the Premises; provided, such signage shall be of a neat character and design, consistent with the character and design of the Premises. Prior to installation or erection of any sign at the Premises, Tenant shall, at its cost, obtain all necessary consents, permits and approvals from all applicable governmental authorities. Tenant shall, at is sole cost and expense, maintain its signs in good and presentable condition and shall remove the same upon the expiration or termination of this Lease and repair any damage caused by such removal.
Section 25.07    Holding Over. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the Term, then in addition to Landlord's other rights and remedies at law or in equity, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, terminable on thirty (30) days’ written notice by either Party to the other, at a rental equal to one hundred twenty five percent (125%) of the Rent payable for the last month of the Lease Term for the first thirty (30) days of such Tenant holdover. Thereafter, Tenant shall become a tenant of sufferance at a rental equal to one hundred fifty percent (150%) of the Rent payable for the last month of the Lease Term. The holding over by Tenant for any part of a month shall entitle Landlord to collect the Rent called for under this Section 25.07 for the entirety of such month. The inclusion of this Section 25.07 shall not be construed as Landlord's consent for the Tenant to hold over. If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant arising out of such failure.
Section 25.08     Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall either be (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in this Section 25.08 (with an electronic copy to any listed email addresses), or (ii) delivered in person to the intended addressee (with an electronic copy to any email addresses set forth in this Section 25.08). Notice given pursuant to clause (i) shall be effective two (2) business days after deposit. Notice given pursuant to clause (ii) shall be effective upon receipt by the intended addressee. For the purposes of notice, the address of (a) Landlord shall be the address specified in Paragraph 2 of the Summary with required copies to:
Timp Campus LLC
and (b) Tenant shall be the address specified in Paragraph 4 of the Summary, with required copies to:
Steven E. Tyler, Esq
Holland & Hart LLP
222 South Main, Suite 2200
Salt Lake City, UT 84101
Each party shall have the continuing right to change its address for notice hereunder by the giving of fifteen (15) days' prior written notice to the other party in accordance with this Section 25.08.
Section 25.09    Entire Agreement; Binding Effect. This Lease constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated. This Lease may be amended only by a written document duly executed by Landlord and Tenant (and, if a Mortgage is then in effect, by the Landlord's Mortgagee entitled to the benefits thereof), and any alleged amendment which is not so documented shall not be effective as to either party. The provision of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns; provided, however, that this Section 25.09 shall not negate, diminish or alter the restrictions on Transfer applicable to Tenant set forth elsewhere in this Lease.
Section 25.10     Severability. This Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 25.11    Number and Gender; Captions and References. Number and Gender, Captions and References. As the context of this Lease may require, pronouns shall include natural persons and legal entities of every kind and character, the singular number shall include the plural, and the neuter shall include the masculine and the feminine gender. Section headings in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define any section hereof. Whenever the terms "hereof," "hereby," "herein," "hereunder," or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" shall be construed as referring to the indicated section of this Lease.
Section 25.12     Attorney’s Fees. In the event either party commences a legal proceeding to enforce an of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorneys" fees and costs from the other party, to be fixed by the court in the same action. "Legal proceedings" includes appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court (“Bankruptcy Court”), whether or not they are adversary proceedings or contested matters. The “prevailing party” (a) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceeding or contested matter, or any other actions taken by the non-bankrupt party which are reasonably necessary to protect its rights under this Lease, and (b) as used in the context of proceedings in any court other than the Bankruptcy Court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought; so that, for example, the prevailing party may be a party which is ordered to pay One Hundred Dollars ($100) where the obligation to pay Eighty Dollars ($80) was undisputed and the claiming party alleged that it was entitled to One Thousand Dollars ($1,000).
Section 25.13     Brokers. Tenant and Landlord hereby warrant and represent unto the other that it has not incurred or authorized any brokerage commission, finder's fees or similar payments in connection with this Lease, other than as disclosed in Paragraph 14 of the Summary. Each party shall defend, indemnify and hold the other harmless from and against any claim for brokerage commission, finder's fees or similar payment arising by virtue of authorization of such party, or any Affiliate of such party, in connection with this Lease.
Section 25.14     Authority. The person executing this Lease on behalf of Tenant personally warrants and represents to landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Utah, (b) Tenant has full right and authority to execute, deliver and perform this Lease, (c) the person executing this Lease on behalf of Tenant was authorized to do so, and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease on behalf of Tenant.
Section 25.15     Recording. Neither this Lease (including any Exhibit hereto) nor any memorandum hereto shall be recorded without the prior written consent of Landlord.
Section 25.16     Multiple Counterparts; Exhibits. This Lease may be executed electronically and/or in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument. All Exhibits and written addenda hereto are incorporated herein for any and all purposes.
Section 25.17     Miscellaneous. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition. Venue on any action arising out of this Lease shall be proper only in the District Court of Utah County, State of Utah and/or the United States District Court for the District of Utah. The submission of this Lease to Tenant is not an offer to lease the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate copies of this Lease to Landlord and Landlord has duly executed and delivered one of those duplicate copies to Tenant
Section 25.18    Right of First Refusal. In the event that, during the Term, a third party shall submit a bona fide offer in writing (hereinafter referred to as the “Offer”), to Landlord for the purchase of all or any part of the Property and Landlord intends to accept such Offer, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period at the time of exercise, then the following procedures shall apply:
(a)    Landlord shall within a reasonable amount of time deliver a copy of such Offer to the Tenant (the “Notice”).
(b)    Tenant shall have ten (10) days after receiving the Notice in which to advise Landlord in writing whether or not Tenant accepts the offer to purchase the Property or portion thereof that was the subject of the Offer on the same terms and conditions as contained in the Offer. Failure by the Tenant to advise Landlord with respect to the Offer within the aforesaid period shall be deemed to be a rejection of the Offer.
(c)    In the event that Tenant does not accept the Offer pursuant to subsection (b) above, Landlord shall be free to sell the applicable portion of the Property described in the Offer to the party who made the original offer, free and clear of the encumbrance of this Right of First Refusal for a period of six (6) months after the acceptance of the Offer by Landlord, on the same terms as the Offer provided to Tenant.
Section 25.19    Lease Guaranty. Concurrently with the execution of this Lease, Tenant shall obtain and provide to Landlord a “Lease Guaranty,” in the form attached hereto as Exhibit A, signed and acknowledged by the “Guarantor” described therein, whereby the Guarantor guarantees payment and performance of the obligations of Tenant under this Lease. The Lease Guaranty is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. If Tenant fails to provide such Lease Guaranty as required in this Section 25.19, Landlord may terminate this Lease at any time upon delivery of written notice to Tenant, with such termination being effective immediately upon Tenant’s receipt of such notice.
Section 25.20    No Partnership. Landlord shall not in any way or for any purpose be deemed a partner, joint venturer, or member of any joint enterprise with Tenant.

Section 25.21    Subtenancies. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not affect a merger and shall, at Landlord’s option, terminate all existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.
Section 25.22    Assignment of Rents and Profits. In the event of default by Tenant hereunder, including, but not limited to, a default regarding rent or other charges due hereunder, Tenant hereby grants to and confers upon Landlord the right, power and authority to collect all rents and profits received by Tenant as a direct result of the possession by Tenant of the Premises. Such amounts shall include, but shall not be limited to, amounts due under sublease, license or concessionaire arrangements relating to the Premises. Upon any such default, Landlord shall have the right to collect such rents and profits, including those past due and unpaid. Landlord’s collection of such rents and profits shall not cure, waive or satisfy any default or notice of default hereunder.
Section 25.23    Waiver of Jury Trial. Landlord and Tenant each acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights to trial by jury under the constitutions of the United States and the State in which the Premises are located, and each Party hereby expressly and knowingly waives and releases all such rights to trial by jury in any action, proceeding or counterclaim brought by either Party against the other (or against their officers, directors, employees, agents or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, and any dispute arising from or connected with such matter shall not be tried by jury.
Section 25.24    Confidentiality. Landlord and Tenant agree to exercise commercially reasonable efforts to maintain the confidentiality of, and not intentionally disclose, the business terms of this Lease, other than (a) as required by law, (b) to attorneys, accountants and other professionals, and (c) to entities controlling, controlled by, or under common control with Landlord or Tenant; provided, however, that Landlord may disclose the terms of this Lease to any individual or entity acquiring Landlord’s interest in the Premises.
Section 25.25    Tenant’s Certification.
(a)    Certification. Tenant certifies that: (1) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order of the United States Treasury Department as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (2) it has not executed this Lease, directly or indirectly on behalf of, or instigating or facilitating this Lease, directly or indirectly on behalf of, any such person, group, entity, or nation.
(b)    Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification in Section 25.25(a).

THE SUBMISSION OF THIS LEASE FOR EXAMINATION OR ITS NEGOTIATION OR THE NEGOTIATION OF THE TRANSACTION DESCRIBED HEREIN DOES NOT CONSTITUTE AN OFFER TO LEASE, AND THE EXECUTION OF THIS LEASE BY EITHER PARTY DOES NOT CONSTITUTE A BINDING CONTRACT UNTIL SUCH TIME AS THIS LEASE HAS BEEN EXECUTED BY AN AUTHORIZED REPRESENTATIVE OF BOTH PARTIES.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED as of the day and year first above written.

LANDLORD:

TIMP CAMPUS LLC,
a Wyoming limited liability company

By:
Name:
Title:

TENANT:

QUALTRICS, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A
GUARANTY OF LEASE
THIS GUARANTY OF LEASE (this “Guaranty”) is made as of October 15, 2018, (the “Effective Date”) by QUALTRICS INTERNATIONAL INC., a Delaware corporation (“Guarantor”), in favor of TIMP CAMPUS LLC, a Wyoming limited liability company (“Landlord”).
RECITALS:
A.QUALTRICS, LLC, a Delaware limited liability company (“Tenant”), and Landlord have entered into that certain Lease (the “Lease”), dated October 15, 2018, with respect to the property as described therein (the “Premises”).
B.Guarantor has a financial interest in Tenant or an interest in ensuring Tenant’s successful business operations at the Premises.
C.Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty.
NOW THEREFORE, for and in consideration of the above recitals (which are hereby incorporated into this Guaranty by this reference), the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, Guarantor hereby agrees as follows:
AGREEMENT:
1.Guarantor absolutely, presently, continually, unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and all other sums payable by Tenant under the Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease to be kept and performed by Tenant.
2.It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guarantee and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord with notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of the Lease as so changed, modified, amended, compromised, released, altered or assigned.
3.This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other guarantor, from any liability with respect to Guarantor’s obligations hereunder.
4.Guarantor’s liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations of Tenant to Landlord have been satisfied, and shall not be altered by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant’s obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.
5.Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant’s financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as any of Guarantor’s obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant’s financial condition and the performance of such obligations.
6.Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease, Guarantor shall and will forthwith upon written demand pay such sums, and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other reasonable actions necessary to cure such default and perform such obligations of Tenant.
7.The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collection, and is not conditioned or contingent upon the pursuit by Landlord of any remedies which it now has or may hereafter have with respect to the Lease, at law, in equity or otherwise.
8.Guarantor hereby waives and agrees not to assert or take advantage of, to the extent permitted by law: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease, the enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto, (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any and all defenses relating to Landlord’s failure to perfect a security interest in Tenant’s property and/or impairment of collateral; (vi) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; (vii) any right or defense that may arise by reason of the incapability, lack or authority, death or disability of Tenant or any other person; and (viii) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease, notwithstanding any dispute between Landlord and Tenant with respect to the existence of such default or performance of the obligations under the Lease or any counterclaim, set-off or other claim which Tenant may allege against Landlord with respect thereto. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety. Notwithstanding the Guarantor’s waivers under this Guaranty, Landlord agrees that if the original Tenant assigns all or any part of its interest under the Lease or subleases all or any part of the Premises in accordance with the terms and conditions of the Lease, then from and after the date that Landlord receives written notice of such assignment or sublease, Landlord will exercise reasonable commercial efforts to notify Guarantor of any defaults by Tenant, or of any creation, renewal, extension, assignment, modification, or accrual of any of the obligations owed to Landlord under the Lease.
9.Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.
10.(a)    Guarantor agrees that nothing contained in this Guaranty shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of such rights shall not constitute a legal or equitable discharge of Guarantor. In addition, Guarantor agrees that Landlord (not Tenant) shall have the right to designate the portion of Tenant’s obligations under the Lease that is satisfied by a partial payment by Tenant.
(b)    Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other guarantor hereunder unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor’s rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant, and any rights of contribution Guarantor may have against any other guarantor shall be junior and subordinate to any rights Landlord may have against such other guarantor. Without limiting the generality of the above, if now or hereafter Tenant becomes insolvent, Guarantor hereby forever waives and relinquishes in favor of Landlord and Tenant and their respective successors, any claim or right to payment Guarantor may now or may hereafter have or acquire against Tenant by subrogation or otherwise. In the event of insolvency and subsequent liquidation of the assets of Tenant, through bankruptcy, by assignment for the benefit of creditors, by voluntary liquidation or otherwise, the assets of Tenant applicable to the payment of the claims of both Landlord and Guarantor shall be paid to Landlord and shall be first applied by Landlord to the obligations of Guarantor described in Section 1 of this Guaranty. Guarantor shall indemnify and hold harmless Landlord from and against any preference liability as well as the costs of defending a preference suit in a bankruptcy case or proceeding involving Tenant. Guarantor hereby waives any right of indemnity, reimbursement, contribution or subrogation from Tenant.
(c)    The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case or proceeding, including, but not limited to, the effect of any deemed or actual rejection of the Lease by Tenant, as a debtor-in-possession, or its trustee in bankruptcy. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case or proceeding and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant’s obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such case or proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such payment as would have accrued if such case or proceeding had not been commenced) shall be included in Guarantor’s obligations hereunder, as it is the intention of the parties that such obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor‑in‑possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such case or proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor‑in‑possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise, limited only as to the amounts guaranteed under this Guaranty.
(d)    In the event of an initial public offering or other corporate reorganization by Guarantor or any of its affiliates, Guarantor agrees to use its best efforts and take and employ all necessary actions in good faith consistent with this Guaranty to ensure that the rights secured by Landlord through this Guaranty can be enjoyed by Landlord.
11.Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if sent by U.S. certified or registered mail, postage prepaid, return receipt requested, or by a nationally-recognized commercial overnight courier, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is received. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

To Guarantor:	Qualtrics International Inc. Attn: Legal Department 333 W. River Park Drive Provo, UT 84604

with required copies to:

and

and

Steven E. Tyler, Esq Holland & Hart LLP 222 South Main, Suite 2200 Salt Lake City, UT 84101

To Landlord:	Timp Campus LLC

with required copies to:	Timp Campus LLC

12.Guarantor represents and warrants to Landlord as follows:
(a)    No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration within any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against such Guarantor in accordance with its terms.
(b)    To the best of Guarantor’s knowledge, the execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor’s assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of such Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
13.The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require Guarantor hereunder to do and provide the same relative to Guarantor.
14.This Guaranty shall be binding upon Guarantor, and Guarantor’s heirs, representatives, administrators, executors, successors and assigns, as applicable, and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

15.The term “Landlord” whenever used herein refers to and means Landlord specifically named in the Lease and also any assignee of such Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of such Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as Landlord’s interest in or to the Premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of Landlord’s interest in the Premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.
16.The term “Tenant” whenever used herein refers to and means Tenant in the Lease specifically named and also any assignee or sublessee of such Tenant and also any successor to the interests of such Tenant, assignee or sublessee, whether by assignment, sublease or otherwise.
17.In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, the prevailing party shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys’ fees) reasonably incurred by the other party, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment, including, but not limited to, all such charges, costs and expenses incurred in any case or proceeding under Title 11, United States Code, involving Guarantor.
18.This Guaranty shall be governed by and construed in accordance with the laws of the State of Utah. Guarantor hereby knowingly, intentionally, and irrevocably agrees that Landlord may bring any action or claim to enforce or interpret the provisions of this Guaranty in the State of Utah and County of Utah, and Guarantor irrevocably consents to personal jurisdiction in such State for the purposes of any such action or claim. Nothing in this Section 18 shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce or interpret the provisions of this Guaranty in any other appropriate place or forum.
In the interest of obtaining a speedier and less costly adjudication of any dispute, Landlord and Guarantor hereby knowingly, intentionally, and irrevocably waive the right to trial by jury in any legal action, proceeding, claim, or counterclaim brought by either of them against the other on all matters arising out of or related to this Guaranty, the Lease or the Premises.
19.Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.
20.This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re‑attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.
21.No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
22.This Guaranty shall constitute the entire agreement between Guarantor and Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director, manager, member, or trustee of Landlord.

23.The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.
24.Any Guarantor hereunder understands, acknowledges and agrees that it shall be no defense to its obligation as a Guarantor hereunder or to the enforceability of this Guaranty that it does not have a direct interest in Tenant.
IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

QUALTRICS INTERNATIONAL INC.

By:
Name:
Title:

EXHIBIT B
DOCUMENTS AND AGREEMENTS OF RECORD

1.	The Premises is included within the incorporated city limits of Provo, a municipal corporation of the State of Utah, and is subject to any charges and assessments made thereby.

2.	All Notes, Easements, Set Backs and Restrictions as shown on the recorded subdivision plat.

3.
An Easement for the North Union Canal also known as the Provo Bench Canal, as disclosed by Notice of Interest recorded as Entry No. 19914 in Book 1839 at page 767, records of Utah County, Utah, Conveyance of Property and Easement, recorded as Entry No. 13176 in Book 821 at page 417 records of Utah County, Utah, and Conveyance of Property and Easement, recorded as Entry No. 948 in Book 644 at page 161, records of Utah County, Utah.

4.
Maintenance and Open Space Preservation Agreement, dated October 4, 1991, by and between RIVERFRONT PROPERTIES, a Utah general partnership; and RIVERWOODS RESEARCH AND BUSINESS PARK OWNERS ASSOCIATION, a Utah nonprofit corporation; and PROVO CITY CORPORATION, a municipal corporation, recorded October 24, 1991 as Entry No. 42272 in Book 2847 at Page 610 Utah County Recorder's Office.

First Amendment to Maintenance and Open Space Preservation Agreement, dated August 31, 1992, by and between RIVERFRONT PROPERTIES, a Utah general partnership (Developer); RIVERWOODS RESEARCH AND BUSINESS PARK OWNERS ASSOCIATION, a Utah non-profit corporation (Association); and PROVO CITY CORPORATION, a municipal corporation of the State of Utah (City), recorded September 10, 1992 as Entry No. 47430 in Book 2998 at Page 772 Utah County Recorder's Office.

5.
Master Declaration of Protective Covenants, Conditions and Restrictions for RIVERWOODS RESEARCH AND BUSINESS PARK, recorded October 24, 1991 as Entry No. 42273, in Book 2847 at Page 618 Utah County Recorder's Office.

First Amendment to Master Declaration of Protective Covenants, Conditions and Restrictions for RIVERWOODS RESEARCH AND BUSINESS PARK, recorded December 23, 1991 as Entry No. 50674 in Book 2869 at Page 154 Utah County Recorder's Office;
Second Amendment to Master Declaration of Protective Covenants, Conditions and Restrictions for RIVERWOODS RESEARCH AND BUSINESS PARK, recorded September 1992 as Entry No. 47431 in Book 2998 at Page 776 Utah County Recorder’s Office.
Supplementary Declaration of Protective Covenants, Conditions and Restrictions for RIVERWOODS RESEARCH AND BUSINESS PARK, recorded September 21, 1992 as Entry No. 49404 in Book 3004 at Page 277 Utah County Recorder's Office.
Third Amendment to Master Declaration of Protective Covenants, Conditions and Restrictions for RIVERWOODS RESEARCH AND BUSINESS PARK, Provo City, Utah County, state of Utah, recorded June 2, 2000 as Entry No. 43568:2000 of Official Records.

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